Exhibit No. 10(w)*
Form of SAR (FY16 LTI Awards)

REGIS CORPORATION

STOCK APPRECIATION RIGHT AGREEMENT

THIS STOCK APPRECIATION RIGHT AGREEMENT (the “Agreement”), dated as of ____________ (the "Grant Date"), is between Regis Corporation, a Minnesota corporation (the "Company"), and __________ (the “Participant”).

WHEREAS, the Participant is a valued and trusted employee of the Company and the Company desires to provide the Participant an opportunity to share in the appreciation in value of shares of the Company's Common Stock through a grant of a Stock Appreciation Right under the Regis Corporation 2004 Long Term Incentive Plan, as amended and restated to date (the "Plan"); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grant hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.	Definitions.

For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any such term is specifically defined in this Agreement.

2.	Grant of Stock Appreciation Right, Term and Vesting.

(a)Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant a Stock Appreciation Right with respect to _______ shares of Common Stock at an Exercise Price of $______ per share of Common Stock (the “SAR”), with no obligation on the part of the Participant to pay cash or other property in connection with the exercise of the SAR.

(b)The SAR will expire and will no longer be exercisable at 5:00 p.m. Central Time on the earliest of: (i) the date that is ten (10) years after the Grant Date (the “Expiration Date”); (ii) upon the Participant’s Termination of Employment for Cause; (iii) upon the expiration of any applicable period specified in Section 5 during which this SAR may be exercised after the Participant’s Termination of Employment; or (iv) the date (if any) fixed for cancellation of the SAR pursuant to Section 10.3(2) of the Plan.

(c)The SAR will vest and become exercisable with respect to one-third of the shares subject to the SAR (the “SAR Shares”) on each of the first, second and third anniversaries of the Grant Date. To the extent that one-third of the SAR Shares is not a whole number, any fractional SAR Share that would otherwise be scheduled to vest on the first two scheduled vesting dates will be disregarded, and the number of SAR Shares scheduled to vest on the third scheduled vesting date will be adjusted accordingly.

(d)Notwithstanding Section 2(c), the SAR will become fully vested and exercisable in connection with a Change in Control that occurs prior to the Participant’s Termination of Employment, and upon the Participant’s Termination of Employment due to (i) death, (ii) Disability or (iii) Retirement. For purposes of this Agreement, “Retirement” means any Termination of Employment (other than by the Company for Cause or due to death or Disability) at or after age sixty-two (62) or at or after age fifty-five (55) with fifteen (15) or more years of continuous service to the Company and its Affiliates.

(e)The Company shall not be required to issue any fractional shares of Common Stock hereunder, and no payment for said fractional share shall be due.

3.	Exercise of Vested Portion of the Stock Appreciation Right.

(a)    The Participant may exercise the SAR only to the extent that it shall be vested in accordance with the provisions of Section 2 above. Exercise of the SAR to the extent vested may be made in part at any time and from time to time.

(b)     The Participant may exercise any vested portion of the SAR by giving written or electronic notice of exercise to the Company or such agent or representative as may be designated by the Company, in such form and in accordance with such procedures as have been approved by the Company. Upon exercise of the SAR, the Company shall cause to be issued to the Participant shares of Common Stock equal in value to the excess of the Fair Market Value per share of Common Stock as of the date of exercise over the per share Exercise Price of the SAR as specified in Section 2(a) of this Agreement, multiplied by the number of SAR Shares with respect to which the SAR is being exercised.

1.	Forfeiture of SAR Upon Termination of Employment.

Subject to any accelerated vesting of the SAR under Sections 2(d), if the Participant experiences a Termination of Employment, any unvested portion of the SAR shall be forfeited (and if the Termination of Employment is by the Company for Cause, any vested but unexercised portion of the SAR shall also be forfeited) and any vested portion of the SAR (except in the event of Termination of Employment by the Company for Cause) shall continue to be exercisable for a limited period of time as provided in Section 5.

2.	Exercise of Vested Portion of SAR After Termination of Employment.

If the Participant experiences a Termination of Employment due to death or Disability, then the SAR shall thereafter be fully exercisable for a period of one (1) year following the date of such Termination of Employment, or until the Expiration Date, whichever period is shorter. If the Participant experiences a Termination of Employment due to Retirement, then the SAR shall thereafter be fully exercisable for a period of ninety (90) consecutive days following the date of such Termination of Employment, or until the Expiration Date, whichever period is shorter. If the Participant experiences a Termination of Employment for Cause, the SAR shall terminate immediately and shall not be exercisable thereafter. If the Participant experiences a Termination of Employment for any other reason, then the portion of the SAR that was vested immediately prior to the Termination of Employment shall thereafter be exercisable for a period of ninety (90) consecutive days following the date of such Termination of Employment, or until the Expiration Date, whichever period is shorter

3.	Tax Consequences and Payment of Withholding Taxes.

Neither the Company nor any Affiliate shall be liable or responsible in any way for the tax consequences relating to the award or exercise of the SAR. The Participant agrees to determine and be responsible for any and all tax consequences to the Participant relating to the award and exercise of the SAR and the issuance of Common Stock hereunder.

If the Company is obligated to withhold an amount on account of any tax imposed as a result of the issuance of shares of Common Stock upon exercise of all or a portion of the SAR, the provisions of Section 12.5 of the Plan regarding the satisfaction of tax withholding obligations shall apply (including any required payments by the Participant).

4.	Nontransferable; Requirements of Law.

Except as otherwise approved by the Committee, this SAR may not be sold, transferred, conveyed, gifted, assigned, pledged, encumbered, hypothecated, alienated or otherwise disposed of, other than by will or the laws of descent and distribution, and any attempt to do so shall be void. The Company shall not be required to issue any shares of Common Stock in satisfaction of the exercise of all or a portion of the SAR if the issuance of such shares shall constitute a violation of any provision of any applicable law or regulation of any governmental authority.

The Participant acknowledges that any certificate representing shares of Common Stock to be issued upon the exercise of the SAR may be required to bear any legend that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws.

5.	Administration.

The Plan and this SAR award are administered by the Committee, in accordance with the terms and conditions of the Plan. Actions and decisions made by the Committee in accordance with this authority shall be effectuated by the Company.

6.	Plan and Agreement; Recoupment Policy.

The Participant hereby acknowledges receipt of a copy of the Plan. The grant of the SAR is made pursuant to the Plan, as in effect on the date hereof, and is subject to all of the terms and conditions of the Plan, as the same may be amended from time to time, and of this Agreement. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. The interpretation and construction by the Committee of the Plan, this Agreement, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant. The Company shall, upon written request therefore, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to receive the shares of Common Stock to be issued upon exercise of the SAR.

The Company may recover any equity awarded to the Participant under this Agreement, or proceeds from the sale of such equity, to the extent required by any rule of the Securities and Exchange Commission or any listing standard of the New York Stock Exchange, including any rule or listing standard requiring recovery of incentive compensation in connection with an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, which recovery shall be subject to the terms of any policy of the Company implementing such rule or listing standard.

7.	No Shareholder Rights until Exercise.

The grant of the SAR does not entitle the Participant to any of the rights of a holder of the Company’s Company Stock, including voting and dividend rights. The Participant shall have no rights as a shareholder of the Company with respect to the shares of Common Stock to be issued upon exercise of the SAR until a stock certificate therefor has been actually or constructively issued to the Participant and in accordance with this Agreement.

8.	No Employment Rights.

Neither this Agreement nor the Award evidenced hereby shall give the Participant any right to continue in the employ of the Company, any Affiliate or any other entity, or create any inference as to the length of employment of the Participant, or affect the right of the Company (or any Affiliate or any other entity) to terminate the employment of the Participant (with or without Cause), or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company, any Affiliate or any other entity.

9.	Governing Law.

This Agreement, the SAR awarded hereunder and the issuance of Common Stock upon exercise of the SAR shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota (other than its laws respecting choice of law).

10.	Entire Agreement.

This Agreement and the Plan constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

11.	Amendment.

Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and shall comply with the terms and conditions of the Plan.

12.	Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

13.	Counterparts.

This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

14.	Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.	Severability.

If for any reason any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

16.	Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company, and upon the heirs, legal representatives and successors of the Participant.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

REGIS CORPORATION

By:___________________

Eric A. Bakken
Executive Vice President and General Counsel

PARTICIPANT:

________________________________________
Name: